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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 15, 2000 relating to the financial statements and financial statement schedule, which appear in drkoop.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

   PricewaterhouseCoopers LLP

Austin, Texas

December 29, 2000